UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2011

000-19061 (Commission File Number)

USCORP.
(Exact name of Registrant as Specified in its Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	87-0403330 (I.R.S. Employer Identification No.)

4535 W. Sahara Ave., Suite 204, Las Vegas, NV 89102
 (Address of principal executive offices) (Zip Code)

(702) 933-4034 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding USCorp's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. These risks and uncertainties include USCorp's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in USCorp's Securities and Exchange Commission filings. The forward looking statements in this Form 8-K speak only as of the date hereof, and USCorp disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the USCorp’s expectations or future events.

Item 1.01                      Entry into a Material Definitive Agreement

On March 22, 2011 USCorp (“USCorp” or the “Company”) through its wholly owned subsidiary USMetals, Inc. (“USMetals”) entered into an Asset Funding/Operation and Shareholders Agreement, and exhibits thereto (the “Agreement”) with Arizona Gold Corp., a private British Columbia Corporation (“AGC”) and its wholly owned subsidiary, AGC Corp, a private Arizona company (“AGCAZ”), Arizona Gold Founders, LLC, a private California limited liability corporation and William and Denise DuBarry Hay (collectively, “Hay”) providing for the sale of USMetals’ 172 Arizona mining claims known as the Twin Peaks Project (the “Twin Peaks Project”) to AGCAZ in exchange for up to 120,000,000 shares or 90.1% of AGC’s common stock (the “Transaction”).  The Transaction between the parties was consummated in several steps as provided herein but was subject to certain unwinding rights granted to USCorp in the event that one or more of the steps was not consummated.

After execution of the March 22, 2011 Agreement the parties were unable to complete the required transfers to implement the Agreement as a result of a BLM prohibition on a British Columbia corporation owning mining claims.  As a result the Agreement was amended by the Assignment and Assumption Agreement which required the creation of a new Arizona corporation to be formed to hold title to the 172 mining claims and the claims from AGF.  Once the Arizona corporation was formed the original attempted transfers were redone into the Arizona corporation and the Agreement became effective with that event on about May 25, 2011 with the recording with the Yavapai County, Arizona Recorder and the filing with the BLM the same date.

In connection with the Agreement, AGF has transferred $100,000 and certain mining claims to AGC in exchange for a total of 28,800,000 shares of common stock of AGC. In exchange for the transfer of the Twin Peaks Project, USMetals was issued 104,200,000 shares of common stock of AGC. Subsequently, Hay, and/or its affiliates, purchased an additional 2,000,000 shares of common stock of AGC for $200,000 (“Second Capital Investment”). Such funds were utilized, and continue to be utilized, for the purpose of conducting geophysical modeling study using VCF technology and three dimensional modeling to identify drilling targets and potential ore bodies. Moreover, AGC sold an additional 18,000,000 shares of its common stock for aggregate gross proceeds of $1,800,000 (“Third Capital Investment”). The parties intend that this capital shall be used to fund a drilling program and obtain Canadian compliant reports sufficient to allow for a listing of AGC’s stock to be listed on the TSX or the TSXV/V Canadian exchanges within a six month period. Subsequent to the Third Capital Investment, USMetals owns 66.82% of the issued and outstanding common stock of AGC.

In connection with the Transaction, AGC’s Board shall consist of William Hay, J. Robert Swindler and Robert Dultz; such members cannot be removed except upon their death or disability or upon the exercise of USCorp’s right to unwind the Transaction. In addition, the parties agreed to not vote their respective AGC shares to, among other things, (i) approve any amendments to AGC’s articles of incorporation or to recapitalize, create other classes of AGC stock, merge, consolidate, liquidate or dissolve AGC; (ii) approve the sale of all or substantially all of the assets of AGC or any redemption of the AGC stock; (iii) approve the payment of salary or other compensation to Hay, Dultz or any of their affiliates; or (iv) approve the issuance of stock, including stock that may be issued pursuant to an option plan, that would cause USMetals ownership in AGC common stock to be less than fifty point one percent (50.1%); all without first obtaining mutual written consent of Hay and any representative of USMetals.

USMetals had the right to unwind the Transaction upon the following:

1.	Failure of AGC to timely fund the Second Capital Investment;
2.	Failure of AGC to timely fund the Third Capital Investment; and
3.	Failure of AGC to timely exercise its purchase rights.

In connection with the Transaction, the Company entered into and delivered an Assignment and Assumption Agreement for and Amendment to the Asset Funding/Operation and Shareholders Agreement, dated May 19, 2011, filed as Exhibit 10.2 in which the Asset Funding/Operation and Shareholders Agreement was amended such that all references to the terms and conditions relating to the ownership of the 172 mining claims were changed from AGC to its wholly owned subsidiary, AGC Corp, an Arizona Corporation. The Asset Funding/Operation and Shareholders Agreement, and exhibits thereto, are filed herewith as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please see disclosure in Item 1.01 above.

Item 8.01 Other Events

N/A

Item 9.01 Financial Statements and Exhibits
9.01 (d) Exhibits

10.1           Asset Funding/Operation and Shareholders Agreement, dated March 22, 2011

10.2           Assignment and Assumption Agreement for and Amendment to the Asset Funding/Operation and Shareholders Agreement, dated May 19, 2011

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 8, 2011
USCORP

By:	/s/ Robert Dultz
Name: Robert Dultz
Title: Chief Executive Officer